Exhibit 10.4

NEITHER THE SECURITY REPRESENTED HEREBY NOR THE SECURITIES FOR WHICH THIS NOTE MAY BE EXCHANGED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

BANZAI INTERNATIONAL, INC.

UNSECURED PROMISSORY NOTE

$1,000,000.00	February 5, 2024

Banzai International, Inc., a Delaware corporation (“Maker”), hereby promises to pay to GEM Global Yield LLC SCS “société en commandite simple” formed under the laws of Luxembourg (“Payee”), the aggregate principal sum of One Million and no/100 Dollars ($1,000,000.00).

1. Reference to Settlement Agreement. This unsecured promissory note (this “Note”) is being issued by the Maker to the Payee pursuant to the terms of that certain Settlement Agreement, dated as of February 5, 2024 (as amended, supplemented or modified from time to time, the “Settlement Agreement”) by and among the Maker, the Payee and GEM Yield Bahamas Limited. Capitalized terms used and not otherwise defined in this Note have the meanings assigned to such terms in the Settlement Agreement.

2. Payment of Principal. Maker shall pay the principal amount of this Note, together with all accrued but unpaid interest on such principal amount, to Payee, in cash, as follows: One Hundred Thousand and no/100 Dollars ($100,000.00) on the first day of each month (each, a “Monthly Payment,” and the amount of such Monthly Payment, the “Monthly Payment Amount”), with the first Monthly Payment to be made on March 1, 2024 and the final payment to be made on December 1, 2024.

3. Prepayment. At any time and from time to time after the date hereof, Maker may prepay in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with all accrued but unpaid interest on such principal amount up to the date of prepayment.

4. Failure to Pay.

a. The parties agree that in the event Maker shall fail to make a Monthly Payment when due (the “Payment Due Date”), then on or before the fifth Trading Day after the Payment Due Date (the “Deadline”), Maker shall issue unrestricted, freely-trading, registered shares of Class A Common Stock, par value $0.0001 of the Maker (the “Common Stock”). Provided that Maker’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, Maker shall credit such aggregate number of shares of Common Stock to which the Payee shall be entitled (the “Conversion Shares”) to the Payee’s Broker’s balance account with DTC through its Deposit Withdrawal Agent Commission system or, if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address specified in Section 15 of the Settlement Agreement, a certificate, registered in the name of the Payee, for the Conversion Shares, which certificate shall not bear any restrictive legends unless required pursuant to rules and regulations of the Securities and Exchange Commission (the “Commission”). Maker will pay any and all legal, deposit and transfer agent fees that may be incurred or charged in connection with the issuance of the Conversion Shares. The number of Conversion Shares to be issued on or before the Deadline pursuant to this Section 4 shall be determined by dividing the Monthly Payment Amount by the VWAP for the Trading Day immediately preceding the Payment Due Date.

b. “Trading Day” shall mean a day on which the Common Stock is quoted or traded on a primary market on which the Common Stock is then quoted or listed; provided, that in the event that the Common Stock is not listed or quoted, then Trading Day shall mean a business day.

c. “VWAP” shall mean for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the principal market during regular trading hours as reported by Bloomberg L.P. through its “AQR” function.

d. Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Maker or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Except as otherwise provided herein, until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

NEITHER THE SECURITY REPRESENTED HEREBY NOR THE SECURITIES FOR WHICH THIS NOTE MAY BE EXCHANGED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

The legend set forth above shall be removed and Maker shall issue to the Payee a new certificate therefore free of any transfer legend if such security is registered for sale by the Payee under an effective registration statement filed under the Act or the Maker or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act.

e. Registration Right. On December 29, 2023, Maker filed with the Commission a Registration Statement on Form S-1 (together with any prospectus, prospectus supplement or amendment thereto, the “Registration Statement”) which provides for the public resale of 2,000,000 shares of Common Stock which may be issuable to the Payee upon conversion of this Note (the “Registrable Securities”). Maker shall use reasonable best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable. Following effectiveness of the Registration Statement, Maker shall use reasonable best efforts to keep the Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (i) the first anniversary of the effectiveness of the Registration Statement and (ii) the date that all Registrable Securities covered by the Registration Statement shall: (A) be disposed of pursuant to the Registration Statement, or (B) be eligible for sale pursuant to Rule 144 under the Securities Act.

f. Authorized Shares. Maker covenants that during the period this Note remains outstanding, Maker will reserve from its authorized and unissued Common Stock 2,000,000 shares for future issuance in accordance with the terms of this Note. Maker represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if Maker shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock which may be issued under the terms of the Note, Maker shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for issuance under the terms of the Note. Maker acknowledges that it will irrevocably instruct its transfer agent to reserve the Common Stock issuable under the terms of this Note.

5. Defaults. Maker shall be deemed in default hereunder upon the occurrence of any of the following (each an “Event of Default”): (a) Maker fails to pay when due any Monthly Payment, and such failure is not cured by Maker, either through payment of the Monthly Payment Amount or issuance of the Conversion Shares in accordance with Section 4, prior to the tenth Trading Day after the Deadline and notice from Payee of such failure; (b) an involuntary case against Maker under any applicable bankruptcy or insolvency law commences and is not dismissed on or before the date 60 days after its commencement;

(c) a court with proper jurisdiction enters a decree or order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker’s property with respect to the winding up or liquidation of Maker’s affairs; or (e) Maker commences a voluntary case under any applicable bankruptcy or insolvency law, makes a general assignment for the benefit of Maker’s creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Maker or for any substantial part of Maker’s property, or consents to the entry of an order for relief against Maker in an involuntary case under any applicable bankruptcy or insolvency law.

6. Consequence of Default. If any Event of Default under Section 5 occurs and continues: (a) the Payee may, at its option, declare and demand this Note immediately due and payable, and (b) the Payee may pursue all rights and remedies available hereunder. Upon the payment in full or the delivery of Conversion Shares to which the Payee would be entitled for the unpaid Monthly Payment Amounts, the Payee shall promptly surrender this Note to or as directed by the Maker. In connection with such acceleration described herein, the Payee need not provide, and Maker hereby waives, any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Payee at any time prior to payment hereunder and the Payee shall have all rights as a holder of the Note until such time, if any, as the Payee receives full payment or the Conversion Shares pursuant to this Section. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Failure of the Payee, for any period of time or on more than one occasion, to declare and demand this Note immediately due and payable shall not constitute a waiver of the right to exercise the same at any time from and after any Event of Default. Notwithstanding anything herein to the contrary, from and during the continuation of an Event of Default under Section 5 of this Note, interest shall accrue on the principal amount of this Note at a per annum rate equal to eighteen percent (18%) per annum until such default has been cured.

7. Payments. Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America by wire transfer of immediately available funds to the account set forth in the wire instructions provided to Maker under Section 1(a) of the Settlement Agreement. If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

9. Waiver of Jury Trial. THE PARTIES TO THIS NOTE WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

10. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11. Waivers by Maker. Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor, nonpayment and acceleration of this Note.

12. Exercise of Remedies. No delay or omission on the part of Payee in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or precludes other or further exercise thereof or the exercise of any other rights or remedy.

13. Collection Costs. If an Event of Default under Section 5 of this Note occurs, Maker shall pay to Payee on demand all reasonable costs and expenses of collection, including reasonable attorneys’ fees.

14. Amendment; Third Party Beneficiary. Any provision of this Note may be amended or waived only with a written instrument duly executed by the Maker and the Payee. There are no third party beneficiaries of this Note.

15. Addresses for Notices, etc. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the day of transmission if sent by confirmed facsimile or electronic transmission during normal business hours, or if sent outside of business hours, then the business day following the date of transmission by confirmed or electronic transmission, or four (4) business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Maker or Payee, as set forth in Section 15 of the Settlement Agreement, or at such other address as the Maker or the Payee may designate by advance written notice to the other parties hereto.

16. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Delaware. Maker and Payee each expressly consent to personal jurisdiction to the state and/or federal courts in Delaware in any dispute involving this Note. Service of any pleadings or judgments other than original process shall be affected by email, U.S. Mail, overnight couriers or other commercially acceptable means of notice.

IN WITNESS WHEREOF, the undersigned have caused this Unsecured Promissory Note to be executed by its duly authorized officers as of the date first written above.

MAKER:

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Name: Joseph Davy
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED by the PAYEE as of the date first above written:

GEM GLOBAL YIELD LLC SCS

By:	/s/ Christopher F. Brown
Name: Christopher F. Brown
Title: Manager